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                                                                     EXHIBIT 3.3
Filed in the Office of
Secretary of State of
West Virginia, this date:
AUG 12 1983


                            ARTICLES OF INCORPORATION

                                       OF

                     EMERGENCY MANAGEMENT SPECIALISTS, INC.



The undersigned, acting to incorporate a corporation under Section [__], Article 1, Chapter 31, of the Code of West Virginia adopt the following Articles of Incorporation for such corporation:

         I. The undersigned agree to become a corporation by the name of EMERGENCY MANAGEMENT SPECIALISTS, INC.

         II. The address of the principal office of said corporation will be c/o Dr. Jack Dale Tolliver, CAMC Memorial Division. 3100 MacCorkle Avenue, S.E., in the City of Charleston, in the County of Kanawha, State of West Virginia, 25304.

         III. The purpose for which this corporation is formed is as follows:

         (a) To [___________________________________] and all lawful activities or businesses. The corporation shall have all the powers, rights and privileges entered by the laws of the State of West Virginia upon corporation and shall have the power and right to take any and all action, not contrary to law, which may be taken by any natural person or other corporation.

         IV. Provisions granting pre-emptive rights are: None.

         V. Provisions for the regulation of the internal affairs of the corporation are: None.

         VI. The amount of the total authorized capital stock of said corporation shall be One Thousand Dollars, which shall be divided into one thousand shares of the par value of One Dollar ($1.00) each.
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         VII. The full name and address of the incorporator is:

                            Jack Date Tolliver, M.D.
                            CAMC Memorial Division
                            3100 MacCorkle Avenue, S.E.
                            Charleston, WV 25304

         VIII. The existence of this corporation of this to be perpetual.

         IX. The name and address of the appointed person to whom notice or process may be sent is:

                            Jack Dale Tolliver, M.D.
                            CAMC, Memorial Division
                            3100 MacCorkle Avenue, S.E.
                            Charleston, WV  25304

         X. The number of directors constituting the initial board of directors or the corporation is one (1).

         THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file these Articles of Incorporation, and does accordingly hereunto set his hand and seal this 12th day of August, 1983.

                                        /s/        Jack Dale Tolliver
                                        ----------------------------------------
                                                   Jack Dale Tolliver


Articles of Incorporation Prepared By:
PAULEY, CURRY, STURGEON & VANDERFORD
JAMES M. STURGEON, JR.
P. O. Box 2786
Charleston, WV 25330


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STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, to-wit:

         I, /s/ Peggy L. Keim, a Notary Public in and for the County and State aforesaid, hereby certify that JACK DALE TOLLIVER, whose name is signed to the foregoing Articles of Incorporation, bearing date the 12th day of August, 1983, this day personally appeared before me in my said County and acknowledged his signature to be the same.

         Given under my and official seal this 12th day of August, 1983.

         My commission expires January 28, 1999.

                          /s/        Peggy L. Keim
                          ___________________________________
                                      NOTARY PUBLIC

(NOTARIAL SEAL)


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